Newfound Research LLC

Code of Ethics

                                                Amended and Restated December 2015.

Statement of General Policy

This Code of Ethics ("Code") has been adopted by Newfound Research LLC and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").

This Code establishes rules of conduct for all employees of Newfound Research LLC and is designed to, among other things, govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Newfound Research LLC and its employees owe a fiduciary duty to Newfound Research LLC's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct.

Pursuant to Section 206 of the Advisers Act, both Newfound Research LLC and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Newfound Research LLC has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Newfound Research LLC and its employees are subject to the following specific fiduciary obligations when dealing with clients (where applicable):

•       The duty to have a reasonable, independent basis for the investment advice provided;

•       The duty to obtain best execution for a client's transactions where the Firm is in a position to direct brokerage transactions for the client;

•       The duty to ensure that investment advice is suitable to meeting the client's individual objectives, needs and circumstances; and

•       A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Newfound Research LLC expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Newfound Research LLC. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Newfound Research LLC. Newfound Research LLC's reputation for fair and honest dealing with its clients could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of Newfound Research LLC’s Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Newfound Research LLC.

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The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Newfound Research LLC in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer.  The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

The Chief Compliance Officer will periodically report to senior management and/or the Board of Managers of Newfound Research LLC to document compliance with this Code.

Definitions

For the purposes of this Code, the following definitions shall apply:

•       “Access person” means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund our firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.

“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

•       “Automatic investment” (including “pre-approved automatic 401(k) and other investments”) means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

•       “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•       “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes–Oxley Act of 2002, the Investment Company Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

•       “Fund” means an investment company registered under the Investment Company Act.

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•       “Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

•       “Limited Offering” means an offering exempt from registration under the Securities Act of 1933

•       “Reportable fund” means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

•       “Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; and (iv) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Newfound Research LLC or a control affiliate acts as the investment adviser, sub-adviser or principal underwriter for the fund (in which case such security shall be deemed a “reportable security”).

•       “Supervised person” means directors, officers and partners of Newfound Research LLC (or other persons occupying a similar status or performing similar functions); employees of Newfound Research LLC, including temporary employees, interns and individual consultants and contractors who provide services similar to those services provided by employees; and any other person who provides advice on behalf of Newfound Research LLC and is subject to Newfound Research LLC's supervision and control.

Standards of Business Conduct

Newfound Research LLC places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with applicable federal and state laws, including the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of applicable federal and state laws, including the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all “supervised persons” of Newfound Research LLC. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person's immediate family.

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Section 206 of the Advisers Act makes it unlawful for Newfound Research LLC or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Newfound Research LLC to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and Newfound Research LLC may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Newfound Research LLC and their immediate family members.

The law of insider trading is continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Newfound Research LLC), while in the possession of material, nonpublic information, nor may any personnel of Newfound Research LLC communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.  While the Chief Compliance Officer is available to assist you with any questions regarding the law and this Code, the responsibility ultimately rests with each individual to comply with the law and this Code, and to uphold the reputation of Newfound Research LLC.

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Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to Newfound Research LLC's securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.  Newfound Research LLC believes that information is “nonpublic” until a reasonable time has passed after the information has become available to the general public (i.e., after a period of time necessary for the information to be absorbed by the public, and not necessarily immediately upon it becoming available).

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Newfound Research LLC, if any ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•       Report the information and proposed trade immediately to the Chief Compliance Officer.

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•       Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

•       Do not communicate the information inside or outside the firm, other than to the Chief Compliance Officer.

•       After the Chief Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the Chief Compliance Officer before taking any action. This high degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Newfound Research LLC or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Newfound Research LLC must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Newfound Research LLC and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch Lists

Although Newfound Research LLC does not typically receive confidential information from companies other than its clients, it may, if it receives such information, take appropriate procedures to establish restricted or watch lists in certain securities.

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The Chief Compliance Officer may place certain securities on a "restricted list." Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The Chief Compliance Officer shall take steps to immediately inform all supervised persons of the securities listed on the restricted list.

The Chief Compliance Officer may place certain securities on a "watch list." Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only to the Chief Compliance Officer and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

Personal Securities Transactions

General Policy

Newfound Research LLC has adopted the following principles governing personal investment activities by Newfound Research LLC's supervised persons:

•       The interests of client accounts will at all times be placed first;

•       All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•       Supervised persons must not take inappropriate advantage of their positions.

Newfound Research LLC’s general policy is that all personal securities transactions require the prior approval of the Chief Compliance Officer, subject to those exceptions listed in this Code of Ethics. Pre-cleared transactions may be placed and completed prior to the end of the next trading day after approval, unless a shorter or longer time period is approved by the Chief Compliance Officer. Pre-clearance expirations are based on U.S. market hours. This means that if a pre-clearance is approved during market hours, it will expire at the market on the next trading day. If a pre-clearance is approved before or after trading hours, the employee will have the entirety of the next two trading days to execute the trade.

For the avoidance of doubt regarding the types of transactions that require prior approval, the following is Newfound Research LLC’s policy regarding participation in IPOs, private or limited offerings and registered funds:

Pre-Clearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, as defined herein, without the prior written approval of the Chief Compliance Officer, who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

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Pre-Clearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Participation in Shares of Certain Registered Funds

No supervised person shall acquire or divest any beneficial interest or otherwise transact in any securities in an open-end registered mutual fund or exchange traded fund for which Newfound Research LLC or a control affiliate acts as the investment adviser, sub-adviser or principal underwriter for such fund for his or her account, as defined herein, without the prior written approval of the Chief Compliance Officer, who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.  Automatic reinvestment of dividends or other distributions from such a fund shall not require additional approval of the Chief Compliance Officer. See Exhibit F.

Exceptions to General Policy Regarding Securities Transactions

The following transactions shall not require the prior approval of the Chief Compliance Officer; however, all such transactions and holdings shall be reported to the firm through the general securities reporting system:

•       Transactions in a managed account where the employee has no discretion;

•       Dividend and capital gains automatic reinvestment;

•       Pre-approved automatic 401(k) and other investments after the initial selections by the account holder (although the initial selection requires pre-clearance);

•       Non-volitional transactions, such as stock splits, stock dividends, cash dividends, corporate actions, etc.;

•       Transactions involving direct obligations of the government of the United States or other sovereign government or supra-national agency, high quality short-term debt investments, brokers acceptances, certificate of deposit, commercial paper and repurchase agreements;

•       Purchases or sales of variable and fixed insurance products;

•       Exercised rights, warrants or tender offers;

•       Securities received via gift or inheritance; and

•       Securities received or transferred to a spouse as part of a divorce or material dissolution proceeding or related settlement.

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Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

•       any direct or indirect beneficial ownership of any securities of such issuer;

•       any contemplated transaction by such person in such securities;

•       any position with such issuer or its affiliates; and

•       any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Holdings Period Rule

Access persons must hold reportable securities for no less than 60 days. Generally, a first-in first-out accounting method will be applied to determine compliance with this holding rule. This holding period rule does not apply to reportable securities acquired via automatic dividend reinvestment.

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Newfound Research LLC has adopted the policies set forth below to guide supervised persons in this area.

General Policy

Newfound Research LLC's policy with respect to gifts and entertainment is as follows:

•       No gifts shall be given or received without the prior written consent of the Chief Compliance Officer.

•       Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential or actual conflict of interest.

•       Supervised persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving Newfound Research LLC, or that others might reasonably believe would influence those decisions.

•       Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis, subject to pre-approval requirements. Dining or entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible, if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does, or proposes to do, business with Newfound Research LLC.

•       Supervised persons shall use their reasonable judgment with respect to all gifts and entertainment, and shall consider the differences between:

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o   Attending a Red Sox game in May versus attending the World Series;

o   Taking a prospective client for a routine lunch versus dinner at a steakhouse; and

o   Accepting tickets from a third-party to a sporting event versus accompanying a third-party to the same sporting event (the former being a gift and the latter likely being entertainment).

•       No supervised person shall ever give or receive inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence decision-making or make them feel beholden to the firm or the person.

•       It is never appropriate or permissible to give or receive gifts of cash, cash equivalents, lottery tickets, gift cards, stocks, bonds, mutual funds or other securities if the gift involves a client, prospective client or other party Newfound Research LLC does or may do business with; unless, in the case of a gift card (for example, a Starbucks gift card) prior approval of the Chief Compliance Officer is obtained.

•       Any gifts given or received must be gratuitous, with donative intent, and not as compensation and never with an expectation of receiving anything in return.

•       Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

•       Promotional gifts, such as those that bear the logo of a company’s name or that are routinely made available to the general public are generally acceptable business gifts that do not require pre-approval or reporting and are not considered “gifts” for purposes of this policy.

Reporting Requirements

All gifts and entertainment given or received to or from anyone who does business, or may do business, with Newfound Research LLC shall be reported to the Chief Compliance Officer. Nominal gifts and entertainment, such as business lunches, are required to be reported to the Chief Compliance Officer but occasional failures of a supervised person to report lunches the supervised person provides or receives for less than $50 shall not be deemed to be a breach of this Code of Ethics.

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•       This gift/entertaining-reporting requirement is for the purpose of helping Newfound Research LLC monitor the activities of its employees, including potential conflicts of interest. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the Chief Compliance Officer.

Political Contributions

No political contributions shall be made by Newfound Research LLC or any of its supervised persons without the written consent of the Chief Compliance Officer. In connection with any such approval by the Chief Compliance Officer, the contributing party shall provide the Chief Compliance Officer with all information required by the firm’s “Political Contributions” policy in its manual and all such other information as may be required by the Chief Compliance Officer.

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Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of Newfound Research LLC, the firm may gain access to non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients (if any), advice provided by Newfound Research LLC to clients, and data or analyses derived from such non-public personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to Newfound Research LLC's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding Newfound Research LLC's clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. Newfound Research LLC does not share Confidential Client Information with any third parties, except in the following circumstances:

•       As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. Newfound Research LLC will require that any financial intermediary, agent or other service provider utilized by Newfound Research LLC (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Newfound Research LLC only for the performance of the specific service requested by Newfound Research LLC;

•       As required by regulatory authorities or law enforcement officials who have jurisdiction over Newfound Research LLC, or as otherwise required by any applicable law. In the event Newfound Research LLC is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Newfound Research LLC shall disclose only such information, and only in such detail, as is legally required; and

•       To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with Newfound Research LLC, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the services of Newfound Research LLC to the client.

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Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Newfound Research LLC, must return all such documents to Newfound Research LLC.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

Newfound Research LLC enforces the following policies and procedures to protect the security of Confidential Client Information:

•       The Firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide the services of Newfound Research LLC to clients;

•       Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

•       All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons; and

•       Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

Newfound Research LLC and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the “nonpublic personal information” of natural person clients. “Nonpublic information,” under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P, Newfound Research LLC has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing Newfound Research LLC's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exception to this policy requires the written approval of the Chief Compliance Officer.

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Service as an Officer or Director

No supervised person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the Chief Compliance Officer or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of Newfound Research LLC's clients. Where board service or an officer position is approved, Newfound Research LLC shall implement a "Chinese Wall" or other appropriate procedure, to isolate such person from making decisions relating to the company's securities.

Pre-Clearance Required for all Financial Services Related Outside Business Activities

No supervised person shall, directly or indirectly, serve as an officer or on the board of directors or trustees or otherwise perform any services for or be active or involved with any business activities for any company other than Newfound Research LLC if such other company is in the financial services business without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed activities, duties or roles and, if approved, will be subject to continuous monitoring for possible future conflicts.  Any supervised person who receives approval of the Chief Compliance Officer shall promptly resign from such outside business activities if requested by Newfound Research LLC or the Chief Compliance Officer.

Compliance Procedures

Reporting Requirements

Every supervised person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer which must contain the information described below (forms of which are attached to the end of this Code). It is the policy of Newfound Research LLC that each supervised person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements and trade confirmations of all securities transactions to the Chief Compliance Officer.

1. Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

•       The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

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•       The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

•       The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than ten (10) days before the person became a supervised person.  See Exhibit C.

2. Annual Holdings Report

Every supervised person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.  See Exhibit D.

3. Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

•       The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

•       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•       The price of the reportable security at which the transaction was effected;

•       The name of the broker, dealer or bank with or through whom the transaction was effected; and

•       The date the report is submitted by the supervised person.

See Exhibit E.

4. Exempt Transactions

A supervised person need not submit a report with respect to:

•       Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

•       Transactions effected pursuant to an automatic investment plan, e.g. a dividend reinvestment plan;

•       A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Newfound Research LLC holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter; and

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•       Any transaction or holding report if Newfound Research LLC has only one supervised person, so long as the firm maintains records of the information otherwise required to be reported.

5. Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer, or a designee, will monitor and review all reports required under the Code for compliance with Newfound Research LLC's policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed Newfound Research LLC. Any transactions for any accounts of the Chief Compliance Officer will be reviewed and approved by The Chief Investment Officer. The Chief Compliance Officer shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

Certification

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.  The form of annual certification is attached to this Code.  See Exhibit A.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; and (iii) agreed to abide by the Code as amended.

Annual Certification

All supervised persons must annually certify in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; and (ii) complied with all requirements of the Code.  The form of annual certification is attached to this Code.  See Exhibit B.

Further Information

Supervised persons should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

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Records

The Chief Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

•       A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

•       A record of any violation of the Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

•       A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Newfound Research LLC;

•       A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

•       A list of all persons who are, or within the preceding five years have been, access persons; and

•       A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

All supervised persons shall promptly report to the Chief Compliance Officer or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee's employment with the firm.

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Exhibit A

Newfound Research LLC

Code of Ethics

Initial Certification*

I, ______________________________ do hereby certify that:

     (Print Name Above)

1.         I have received a copy of the Code of Ethics of Newfound Research LLC.

2.         I have read and understand all provisions of the Code of Ethics of Newfound Research LLC.

3.         I agree to abide by the Code of Ethics of Newfound Research LLC.

4.         I have reported all account holdings as required by the Code of Ethics of Newfound Research LLC.

Date:  __________________________                     __________________________________

                                                                                                (Signature)

___________________________________

Chief Compliance Officer (Signature)

Date:  _______________

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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Exhibit B

            Newfound Research LLC

Code of Ethics

Annual Certification*

I, ______________________________ do hereby certify that:

     (Print Name Above)

1.         I have read and understand all provisions of the Code of Ethics of Newfound Research LLC.

2.         I have complied with all requirements of the Code of Ethics of Newfound Research LLC.

Date:  __________________________                     __________________________________

                                                                                                (Signature)

___________________________________

Chief Compliance Officer (Signature)

Date:  _______________

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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Exhibit C

Newfound Research LLC

Code of Ethics

INITIAL HOLDINGS REPORT*

An initial holdings report must be filed by every supervised person no later than ten (10) days after the person becomes a supervised person.  The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

Name of Reporting Person: _________________________________________________________

Address: ________________________________________________________________________

  Please provide the following for each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person:
Title and Exchange Ticker Symbol or CUSIP	Type of Security	Number of Shares	Principal Amount (if applicable)

  Please provide the following information specifying with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person:
Name of any Broker, Dealer or Bank	Account Name	Account Number	Location

_____________________________            __________________

                                                            Signature of Reporting Person               Date Submitted

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_______________________________  _____________

Signature of CCO                                           Date

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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Exhibit D

Newfound Research LLC

Code of Ethics

ANNUAL HOLDINGS REPORT*

An annual holdings report must be filed by every supervised person no later than January 31 each year.  The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Name of Reporting Person: _________________________________________________________

Address: ________________________________________________________________________

  Please provide the following for each reportable security in which the supervised person had any direct or indirect beneficial interest ownership:
Title and Exchange Ticker Symbol or CUSIP	Type of Security	Number of Shares	Principal Amount (if applicable)

  Please provide the following information specifying with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person:
Name of any Broker, Dealer or Bank	Account Name	Account Number	Location

                                                            _____________________________            __________________

                                                            Signature of Reporting Person               Date Submitted

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Received and reviewed:

_______________________________  _____________

Signature of CCO                                           Date

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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Exhibit E

Newfound Research LLC

Code of Ethics

QUARTERLY TRANSACTION REPORT*

A quarterly transaction report must be filed by every supervised person no later than thirty (30) days after the end of each calendar quarter.

Name of Reporting Person: ____________________________________________________________

Address: ___________________________________________________________________________

With respect to any transaction during the quarter in a reportable security in which the supervised person had any direct or indirect beneficial ownership, please provide the following for each covered security:

Date of Transaction	Title and Exchange Ticker Symbol or CUSIP	Interest Rate	Maturity Date (if applicable)	Number of Shares	Principal Amount (if applicable)	Nature of Transaction (i.e., purchase, sale or any other type of acquisition or disposition)	Price of the reportable security at which the transaction was effected	Name of Broker, Dealer or Bank

_____________________________            __________________

Signature of Reporting Person               Date Submitted

Received and reviewed:

_______________________________ ________________

Signature of CCO                                           Date

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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Exhibit F

Newfound Research LLC

Code of Ethics

Request for Pre-Clearance Form*

To: The Chief Compliance Officer

From: _____________________

Date of Pre-Clearance Request: ___________

Time of Pre-Clearance Request: ______am/pm

Ticker	Buy/Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

By signing below, I hereby request approval to complete the transaction(s) contemplated above.  I acknowledge and agree that clearance of a transaction is valid only until the end of the trading day after approval.  If the transaction if NOT placed and completed within such period, clearance of that transaction must be re-requested.

Date: _____________________

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Signature: __________________________________

Print Name: _________________________________

Received by: ____________________________     Date: ______________________

                        Compliance Officer

Approved by: __________________________        Date: ______________________

                       Compliance Officer

*Note that Newfound Research LLC may utilize its automated compliance system in lieu of this form.

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